File No. 1-8533

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                       AMENDMENT TO APPLICATION OR REPORT
                 Filed pursuant to Section 12, 13, or 15(d) of
                      the Securities Exchange Act of 1934

                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                       ----------------------------------
               (Exact name of registrant as specified in charter)

                                AMENDMENT NO. 2

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated July 5, 1995, on Form 8-K as set forth in the pages attached hereto:

     (List all such items, financial statements, exhibits or other portions amended)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------
         (a)  Financial Statements

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
                                         ---------------------------------
                                              (Registrant)


                                         By /s/ NANCY R. PITEK
                                            ------------------------------
                                            Nancy R. Pitek
                                            Controller, Treasurer and Secretary

Date: February 6, 1996

     The Current Report on Form 8-K, dated July 5, 1995, of Diagnostic/Retrieval Systems, Inc. (Commission File No. 1-8533) is hereby amended as follows:


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------
         (a)  Financial Statements:
              ---------------------
              1. Consolidated balance sheets of Opto Mechanik, Inc. and subsidiary as of June 30, 1994 and 1993 and consolidated statements of operations, shareholders' equity and cash flows for the fiscal years ended June 30, 1994, 1993 and 1992.

                  A legend has been added to the Independent Auditors' Report dated September 30, 1994, which appears on page 1 of the aforementioned financial statements.

                                                 Item 7(a) Financial Statements

                              OPTO MECHANIK, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                               FISCAL YEARS ENDED

                          JUNE 30, 1994, 1993 AND 1992

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
INDEPENDENT AUDITORS' REPORT ..............................................  1

FINANCIAL STATEMENTS:

     Consolidated Balance Sheets,
       June 30, 1994 and 1993 .............................................  2

     Consolidated Statements of Operations, Years Ended
       June 30, 1994, 1993 and 1992 .......................................  4

     Consolidated Statements of Shareholders' Equity, Years Ended
       June 30, 1994, 1993 and 1992 .......................................  5

     Consolidated Statements of Cash Flows, Years Ended
       June 30, 1994, 1993 and 1992 .......................................  6

     Notes to Consolidated Financial Statements ...........................  8

LEGEND TO INDEPENDENT AUDITORS' REPORT DATED SEPTEMBER 30, 1994

     This is a reproduction of the Independent Auditors' Report that appeared in the previously filed Form 10-K of Opto Mechanik, Inc. dated October 11, 1994. The independent auditors' report has not been manually signed in connection with the inclusion of such report in this Form 8-K. As such, the financial statements covered by the audit report should be deemed to be unaudited.


INDEPENDENT AUDITORS' REPORT

Board of Directors
Opto Mechanik, Inc.:

     We have audited the accompanying consolidated balance sheets of Opto Mechanik, Inc. and subsidiary (the "Company") as of June 30, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1994. Our audits also included the financial statement schedules listed in the index at item 14(A)(2). These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     The accompanying consolidated financial statements for the year ended June 30, 1994 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company was not in compliance with certain covenants of its long-term loan agreements. The Company is attempting to renegotiate the terms and covenants of its loan agreements and is also seeking other sources of long-term financing. The Company's loan agreement covenant noncompliance, its substantial loss from operations and its working capital deficiency discussed in Note 2, raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




DELOITTE & TOUCHE LLP

Orlando, Florida
September 30, 1994

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1994 AND 1993


                                     ASSETS

                                                          1994          1993
                                                      -----------   -----------
Current Assets:
  Cash ............................................   $   132,508   $   150,516
  Contract receivables (Notes 8 and 9) ............     3,877,226     2,394,172
  Costs and estimated earnings in excess
     of billings on uncompleted contracts
     (Notes 1 and 5) ..............................     9,930,322    13,396,777
  Inventories (Notes 1, 3, 8 and 9) ...............     1,875,171     1,797,584
  Other current assets ............................                      43,222
                                                      -----------   -----------
      Total current assets ........................    15,815,227    17,782,271
                                                      -----------   -----------
Property, plant and equipment (Notes 1, 6,
  8 and 9) ........................................    18,770,340    16,411,130
Less accumulated depreciation .....................    (9,149,488)   (7,834,859)
                                                      -----------   -----------
      Property, plant and equipment--net ..........     9,620,852     8,576,271
                                                      -----------   -----------
Other assets ......................................       555,292       286,379
                                                      -----------   -----------
Total assets ......................................   $25,991,371   $26,644,921
                                                      ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1994 AND 1993



                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                         1994          1993
                                                      -----------   -----------
Current liabilities:
  Accounts payable .................................  $ 3,676,194   $ 2,379,951
  Billings in excess of costs and estimated earnings
    on uncompleted contracts (Notes 1 and 5) .......      199,737
  Notes payable--current (Note .....................   13,785,549       146,058
  Revolving line of credit (Note 8) ................    1,487,495     1,226,804
  Accrued liabilities (Note 7) .....................    2,629,461       877,616
  Estimated losses on uncompleted contracts
    (Notes 1 and 5) ................................      356,569         9,066
  Deferred compensation (Note 13) ..................       19,812       106,343
  Income taxes payable (Note 11) ...................                    188,000
                                                      -----------   -----------
      Total current liabilities ....................   22,154,817     4,933,838
                                                      -----------   -----------
Long-term liabilities:
  Deferred income taxes (Notes 1 and 11) ...........                    898,767
  Deferred compensation (Note 13) ..................       56,166       156,074
  Notes payable--noncurrent (Note 9) ...............      229,832     9,177,940
                                                      -----------   -----------
      Total long-term liabilities ..................      285,998    10,232,781
                                                      -----------   -----------
Commitments and Contingency (Notes 13 and 14)

Shareholders' equity (Note 10):
  Common Stock--$.10 par value; 5,000,000
    shares authorized; 2,189,102 shares
    issued and outstanding .........................      218,910       218,910
  Additional paid-in capital .......................    5,670,362     5,670,362
  Retained earnings (deficit) ......................   (2,338,716)    5,589,030
                                                      -----------   -----------
      Total shareholders' equity ...................    3,550,556    11,478,302
                                                      -----------   -----------
Total liabilities and shareholders' equity .........  $25,991,371   $26,644,921
                                                      ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1994, 1993 AND 1992


                                            1994          1993          1992
                                        -----------   -----------   -----------

Operating revenues (Note 1) ..........  $18,923,323   $37,198,808   $32,621,687
                                        -----------   -----------   -----------
  Cost of sales (Note 1) .............   21,252,962    30,858,826    27,836,735
  General and administrative
    expenses .........................    6,064,743     3,922,264     3,143,707
                                        -----------   -----------   -----------
      Total costs and expenses .......   27,317,705    34,781,090    30,980,442
                                        -----------   -----------   -----------
  Income (loss) from operations ......   (8,394,382)    2,417,718     1,641,245
                                        -----------   -----------   -----------
  Other income (expense):
    Miscellaneous income .............      539,276        12,150        14,968
    Other income (expense), net
     (Note 9) ........................     (971,407)     (856,550)     (642,768)
                                        -----------   -----------   -----------
      Other expense, net .............     (432,131)     (844,400)     (627,800)
                                        -----------   -----------   -----------
  Income (loss) before income taxes ..   (8,826,513)    1,573,318     1,013,445
  Provision (benefit) for income
    taxes (Notes 1 and 11) ...........     (898,767)      535,497       293,899
                                        -----------   -----------   -----------
  Net income (loss) ..................  $(7,927,746)  $ 1,037,821   $   719,546
                                        ===========   ===========   ===========
Earnings (loss) per Common Share
  (Note 1) ...........................  $     (3.62)  $       .47   $       .33
                                        ===========   ===========   ===========
Weighted average shares outstanding
  (Note 1) ...........................    2,189,102     2,189,102     2,189,102
                                        ===========   ===========   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                    YEARS ENDED JUNE 30, 1994, 1993 AND 1992


                                    Number    Common    Additional   Retained
                                      of      Stock      Paid-in     Earnings
                                    Shares    At Par     Capital     (Deficit)
                                  ---------  --------  ----------   -----------

Balance, June 30, 1991 .........  2,189,102  $218,910  $5,670,362   $ 3,831,663

  Net income ...................                                        719,546
                                  ---------  --------  ----------   -----------
Balance, June 30, 1992 .........  2,189,102   218,910   5,670,362     4,551,209

  Net income ...................                                      1,037,821
                                  ---------  --------  ----------   -----------
Balance, June 30, 1993 .........  2,189,102   218,910   5,670,362     5,589,030

  Net loss .....................                                     (7,927,746)
                                  ---------  --------  ----------   -----------
Balance, June 30, 1994 .........  2,189,102  $218,910  $5,670,362   $(2,338,716)
                                  =========  ========  ==========   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1994, 1993 AND 1992


                                                                 1994             1993            1992
                                                             ------------     -----------     -----------
S>
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) .......................................  $ (7,927,746)    $ 1,037,821     $   719,546
  Adjustments to reconcile net income (loss)
    to net cash provided from (used by)
    operating activities:

    Depreciation ..........................................     1,314,629       1,162,505         895,391
    (Gain) loss on sale of assets .........................                                           450
    (Decrease) increase in deferred income taxes ..........      (898,767)        347,497         274,398
    (Decrease) increase in deferred compensation ..........      (186,439)        164,784          97,633
    Changes in assets and liabilities--net of
      effect of business acquired:
      Decrease (increase):
        Contracts receivable ..............................    (1,483,054)      1,971,875        (990,860)
        Costs and estimated earnings in excess of
          billings on uncompleted contracts ...............     3,466,455      (2,531,546)     (2,646,544)
        Inventories .......................................       (77,587)       (169,522)        653,197
        Other current assets ..............................        43,222           2,562          45,352
        Other assets ......................................       (68,913)       (259,855)         30,000
      Increase (decrease):
        Accounts payable ..................................     1,296,243      (1,010,770)       (473,264)
        Billings in excess of costs and estimated
          earnings on uncompleted contracts ...............       199,737                          (1,973)
        Accrued liabilities ...............................     1,751,845          96,318        (113,422)
        Income taxes payable ..............................      (188,000)        188,000          19,501
        Estimated losses on uncompleted
          contracts .......................................       347,503           9,066          (2,599)
                                                             ------------     -----------     -----------
        Net cash provided from (used by)
         operating activities .............................    (2,410,872)      1,008,735      (1,493,194)
                                                             ------------     -----------     -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Payment for business acquired--net of cash acquired ....                      (196,625)
   Capital expenditures ...................................    (2,359,210)     (2,213,213)       (357,713)
   Proceeds from sale of machinery ........................                          470
                                                             ------------     -----------     -----------
         Net cash used by investing activities ............    (2,359,210)     (2,409,368)       (357,713)
                                                             ------------     -----------     -----------

                                       6

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1994, 1993 AND 1992





                                                        1994           1993          1992
                                                    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in revolving line of credit .......  $   260,691    $ 1,226,804
  Proceeds from borrowings on notes payable ......   18,782,451     18,397,140    $20,663,110
  Repayments of borrowings on notes payable ......  (14,291,068)   (18,095,961)   (18,718,743)
  Payment of long-term debt assumed in
    acquisition ..................................                    (256,904)
                                                    -----------    -----------    -----------
      Net cash provided from financing activities     4,752,074      1,271,079      1,944,367
                                                    -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH ..................      (l8,008)      (129,554)        93,460

CASH AT BEGINNING OF YEAR ........................      150,516        280,070        186,610
                                                    -----------    -----------    -----------
CASH AT END OF YEAR ..............................  $   132,508    $   150,516    $   280,070
                                                    ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
      Interest ...................................  $   923,000    $   777,000    $   741,000
                                                    ===========    ===========    ===========
      Income taxes ...............................  $   104,000    $        --    $        --
                                                    ===========    ===========    ===========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     In connection with the Company's acquisition of Universal Vision Systems, Inc. on July 1, 1992 (see Note 1), the Company entered into a note payable with the former owners for $250,000.

     In connection with the Company's purchase of a competing product line from another company in fiscal 1994, the Company entered into a note payable with this company for $200,000 and recorded other assets of $200,000.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       OPTO MECHANIK, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JUNE 30, 1994, 1993 AND 1992

1. Summary of Business and Significant Accounting Policies

Business:

     Opto Mechanik, Inc. ("OMI") is primarily engaged in the development, manufacture and sale of sophisticated sighting systems designed for military application as part of the fire control system on tanks and howitzers, and through its subsidiary, Defense Marketing and Trading, Inc. ("DMT"), was a consultant and sales representative to companies selling to foreign governments. The Company began phasing out the operations of DMT during the fiscal year ended June 30, 1993 and dissolved DMT on July 1, 1993.

     On July 1, 1992, the Company purchased all of the outstanding stock of Universal Vision Systems, Inc. ("UVS"), of Alliance, Ohio for $450,000 (consisting of cash of $200,000 and a note payable of $250,000 [see Note 9]) and the assumption of UVS' outstanding debt of approximately $225,000. UVS is engaged in the manufacture and sale of day vision periscopes used in multiples on tracked and wheeled vehicles by the military. The Company's consolidated financial statements for the fiscal years ended June 30, 1994 and 1993 include the results of operations of UVS. Pro forma results of operations for the fiscal year ended June 30, 1992 are not included because prior to the Company's acquisition, UVS was a start-up company and had not commenced full production under its contracts.

     The Company's primary customers are the United States military and the armed forces of several foreign governments. During the fiscal years ended June 30, 1994, 1993 and 1992, approximately 86%, 93% and 78%, respectively, of the Company's revenues were derived directly or indirectly from contracts with United States Government agencies.

Principles of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Revenues, uncompleted contracts:

     Revenues on contracts are recognized using the percentage of completion method based on the ratio of costs incurred and work performed to date on the contracts to total estimated contract costs. Estimates of the effects of changes in total estimated contract costs are recognized in the period determined. Losses, if any, are recognized fully when identified. Revenues recognized in excess of amounts billed are classified under current assets as costs and estimated earnings in excess of billings on uncompleted contracts. Amounts billed in excess of revenues recognized to date are classified under current liabilities as billings in excess of costs and estimated earnings on uncompleted contracts.

Inventories:

     Inventories are valued at the lower of cost or market. Cost is determined generally on a first-in, first-out (FIFO) basis.

Research and development:

     Research and development costs are charged to operations when incurred and included in operating expenses. Such costs totaled approximately $298,000, $20,000 and $29,000 for the years ended June 30, 1994, 1993 and 1992, respectively.

Depreciation:

     The Company provides depreciation on the straight-line method over the following estimated useful lives of the various classes of depreciable assets:

     Leasehold improvements .....................................  20 years
     Machinery and equipment ....................................  10 years
     Tooling ....................................................  10 years
     Office furniture and equipment .............................  10 years
     Automobiles and trucks .....................................   3 years

Income taxes:

     Effective July 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." Under FAS 109, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements. The principal differences result from the use of accelerated depreciation methods for tax purposes and the effect of purchase accounting adjustments related to the acquisition of UVS. FAS 109 requires the current recognition of the benefit of future utilization of net operating loss and minimum tax credit carryforwards. The benefit is subject to the recording of a valuation allowance to the extent that realization of the carryforwards does not meet the standard of "more likely than not." The adoption of FAS 109 had no effect on the fiscal 1993 consolidated financial statements.

Earnings (loss) per common share:

     The computation of earnings (loss) per common share is based on the weighted average number of shares outstanding during the year. Shares which were issuable upon the exercise of stock options have not been included in the per share computation at June 30, 1994, 1993 and 1992 because the effect of their inclusion would be anti-dilutive.

2.  Going Concern Considerations

     The accompanying consolidated financial statements for the year ended June 30, 1994, have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the year ended June 30, 1994, the Company incurred a loss from operations of $8,394,382, a net loss of $7,927,746 and the Company's current liabilities (as a result of the factors discussed below) exceeded its current assets by $6,339,590. These factors among others indicate that the Company may be unable to continue as a going concern.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Notes 8 and 9, the Company is not in compliance with various provisions of its loan agreements and, because the lenders have not waived these provisions, the balance of such outstanding debt has been classified as a current liability. Further, such outstanding debt is subject to demand for repayment at anytime. In the event demand for repayment is made by the lenders, the Company does not currently have the ability to repay such debt. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain profitable operations. Management is continuing its efforts to obtain funds through either additional or refinanced debt, subordinated debt, equity, or a combination thereof so that the Company can meet its obligations and sustain its operations.

3.  Inventories

     Inventories consist of spare parts and supplies and are valued at $1,875,171 and $1,797,584 at June 30, 1994 and 1993 respectively.

4.  Contract Claims

     Two contract claims were filed on completed contracts in fiscal 1981 which were comprised of costs which the Company incurred and expected to recover from the U.S. Government.

     On June 27, 1990, the Company received notice that the claims were denied by the Armed Forces Board of Contract Appeals. The Company had suspended action against a supplier, pending the outcome of the suit against the Army. Immediately upon receipt of the denial of the claims against the Army, the Company reactivated the suit against the supplier. During the fiscal year ended June 30, 1993, the Company collected $100,000 from the supplier in full settlement of the claims.

5.  Contracts in Process

     Comparative information with respect to uncompleted contracts is as follows:

                                                        1994            1993
                                                    -----------     -----------
Expenditures on uncompleted contracts ...........   $53,953,449     $46,485,628
Estimated earnings thereon ......................     6,167,679      10,809,059
                                                    -----------     -----------
Total of costs and estimated earnings ...........    60,121,128      57,294,687
Less applicable billings ........................    50,390,543      43,897,910
                                                    -----------     -----------
    Total .......................................   $ 9,730,585     $13,396,777
                                                    ===========     ===========


     These amounts are included in the accompanying balance sheet under the following captions:

                                                        1994           1993
                                                     ----------     -----------
Costs and estimated earnings in excess of
  billings on uncompleted contracts ..............   $9,930,322     $13,396,777
Billings in excess of costs and estimated
  earnings on uncompleted contracts ..............      199,737
                                                     ----------     -----------
                                                     $9,730,585     $13,396,777
                                                     ==========     ===========

     The Company has provided for estimated losses on uncompleted contracts in the following amounts:

                                     1994          1993         1992
                                  -----------    --------     --------
       Estimated losses .......   $   356,569    $  9,066     $   --
       Contract value .........   $14,890,961    $348,908     $   --

     The balances billed, but not paid by customers are due upon completion of performance tests or contract milestones. All balances billed are due upon receipt by the customer, as the Company invoices upon reaching these milestones. There are no unpaid billed balances under retainage provisions.

     Costs and estimated earnings in excess of billings on uncompleted contracts comprise principally amounts of revenue recognized on contracts for which billings had not been presented to the contract owners because the amounts were not billable at the balance sheet date. It is anticipated that such unbilled amounts receivable at June 30, 1994 will be billed over the next 150 days as units are delivered or upon completion of contract milestones or performance tests.

6.  Property, Plant and Equipment

     Property, plant and equipment are stated at cost and include the following:

                                                     1994          1993
                                                 -----------    -----------
     Land ....................................   $   382,000    $   382,000
     Leasehold improvements ..................     2,795,563      2,581,904
     Machinery and equipment .................     8,918,114      7,578,731
     Tooling .................................     5,095,859      4,504,592
     Office furniture and equipment ..........     1,512,202      1,297,301
     Leased equipment ........................        15,845         15,845
     Automobiles and trucks ..................        50,757         50,757
                                                 -----------    -----------
         Total Cost ..........................   $18,770,340    $16,411,130
                                                 ===========    ===========

     Depreciation expense for the years ended June 30, 1994, 1993 and 1992 was $1,314,629, $1,162,505 and $895,391, respectively.

7.  Accrued Liabilities

     Accrued liabilities are as follows:

                                                     1994            1993
                                                  ----------       --------
     Payroll .................................    $  325,492       $299,815
     Vacation pay ............................       262,399        254,829
     Interest ................................       107,752         59,842
     Payroll taxes ...........................        25,545         63,592
     Property taxes ..........................        97,610        113,646
     Advance deposits ........................     1,095,904
     Other ...................................       714,759         85,892
                                                  ----------       --------
                                                  $2,629,461       $877,616
                                                  ==========       ========

8.  Revolving Line of Credit

     The Company's subsidiary, UVS, has a revolving line of credit with a banking institution. Borrowings under the revolving line of credit are due on demand, interest is payable monthly at the prime rate (7.25% at June 30, 1994) plus 2.25%.

     The agreement provides for maximum borrowings of $1,500,000. At June 30, 1994, credit available under the line was $12,505.

     The line of credit is collateralized by substantially all assets of UVS and is guaranteed by OMI. As of June 30, 1994, the Company is not in compliance with various covenants, including required tangible net worth and ratio of debt to net worth, of the revolving line of credit agreement. See further discussion in
Note 2.

9.  Notes Payable

     Notes payable are as follows:

                                                          1994          1993
                                                       -----------   -----------
     Revolving line of credit/term loan facility with
       a bank, interest only payable quarterly at
       the prime rate (7.25% at June 30, 1994) plus
       2%, maximum borrowings allowed of $10,000,000,
       principal due October 1995 ...................  $ 8,363,955   $ 8,999,170

     Note payable to a finance company, interest
       at 6.9%, payable in 84 monthly principal and
       interest installments of $45,131 through
       November 2000 ................................    2,801,501

     Note payable to a finance company, interest
       at 6.96%, payable in 60 monthly principal and
       interest installments of $9,037 through
       December 1998 ................................      417,924

     Note payable to a bank, interest at the bank's
       prime rate (7.25% at June 30, 1994), interest
       payable monthly, principal payable over a
       term of 33 months as per the agreement,
       guaranteed by a director of the Company ......    1,026,809

     Revolving line of credit with a bank, interest
       only payable monthly at the prime rate (7.25%
       at June 30, 1994) plus 1.75%, maximum
       borrowings allowed of $1,000,000, principal
       due in October 1995, collateralized by an
       irrevocable standby letter of credit from
       another bank which was provided by a director
       of the Company ...............................      930,000

     Note payable to two individuals, interest
       at 6.5%, payable in 12 quarterly principal
       and interest installments of $18,479
       through November 1996 ........................      169,294

     Note payable to former owners of UVS, interest
       at 6%, payable in two annual principal
       installments of $125,000 plus accrued interest,
       matures June 1996 ............................      125,000       250,000

       Other notes payable ..........................      180,898        74,828
                                                       -----------   -----------
       Total ........................................   14,015,381     9,323,998
       Less current portion .........................   13,785,549       146,058
                                                       -----------   -----------
       Long-term portion ............................  $   229,832   $ 9,177,940
                                                       ===========   ===========

     Notes payable mature as follows:

                       1995 ................  $13,785,549
                       1996 ................      193,756
                       1997 ................       36,076
                                              -----------
                                              $14,015,381
                                              ===========

     The revolving line of credit/term loan facility is collateralized by contract receivables, inventory, substantially all equipment and a first mortgage on real property. The notes payable to a finance company are collateralized by specific equipment. Interest expense was $971,407, $733,718 and $642,768 for the three years ended June 30, 1994, 1993, and 1992, respectively.

     The revolving line of credit/term loan facility and the revolving line of credit with a bank require compliance with certain covenants. The Company was not in compliance with various of these covenants, including required tangible net worth and ratio of debt to net worth, as of June 30, 1994. The notes payable to a finance company and the note payable to a bank are cross-defaulted with the Company's other loan agreements. The lenders have not waived the events of default and, accordingly, all such notes payable have been classified as current liabilities as of June 30, 1994. See further discussion in Note 2.

10. Stock Options

     The Company has various stock option plans which provide for grants of options for up to ten years, exercisable one year from the date of grant, for key officers and employees upon approval by the shareholders. Exercise prices range from $2.75 to $4.50 per share, the fair market value of the stock at the date of grant.

     A summary of the option transactions for the years ended June 30, 1994, 1993 and 1992 is as follows:

                                                  1994        1993     1992
                                                 -------    -------   -------
   Options outstanding, beginning of year .....  355,800    436,000   443,000
   Options issued .............................   25,000
   Options cancelled .......................... (143,800)   (39,200)   (3,000)
   Options forfeited, subject to reissuance ...  (79,157)   (41,000)   (4,000)
                                                 -------    -------   -------
   Options outstanding at end of year,
     132,843 of which were exercisable
     at June 30, 1994 .........................  157,843    355,800   436,000
                                                 =======    =======   =======

l1. Income Taxes

     The components of the provision (benefit) for income taxes are as follows:

                                                1994       1993       1992
                                             ---------   --------   --------
     Currently payable:
       State ..............................              $ 38,000   $ 19,501
       Federal ............................               150,000
     Deferred .............................  $(898,767)   347,497    274,398
                                             ---------   --------   --------
                                             $(898,767)  $535,497   $293,899
                                             =========   ========   ========

     The Company's effective tax rate differs from the statutory federal income tax rate for the following reasons:
                                                 1994         1993       1992
                                              ----------   ---------   --------
     Computed statutory amount ............. $(3,001,014)  $ 542,691   $344,571
     Increase (decreases):
       State income tax, net of federal
         income tax benefit ................    (369,546)     25,799     18,708
       Valuation allowances ................   2,365,330
       Nondeductible expenses ..............       8,206       4,301      5,011
       Utilization of net operating loss
         carryforward ......................                     999     35,687
       Benefit of graduated income tax rate
         structure                                                     (101,018)
       Other, net ..........................      98,257     (38,293)    (9,060)
                                              ----------   ---------   --------
                                              $ (898,767)  $ 535,497   $293,899
                                              ==========   =========   ========
     Effective rate ........................         (10)%        34%        29%
                                              ==========   =========   ========


     The principal items in deferred tax expenses (benefits) are as follows:

                                                   1994       1993       1992
                                              ----------   ---------   --------
     Excess of tax over book depreciation ..  $    3,235   $(232,755)  $ 10,150
     Effect of purchase accounting
       adjustment ..........................     (22,372)    223,720
     Effect of tax losses used (carried
       forward) ............................    (930,669)    428,250    345,100
     Estimated losses on uncompleted
       contracts ...........................    (121,233)
     Deferred compensation .................      63,389     (56,027)   (28,314)
     Other, net ............................     108,883     (15,691)   (52,538)
                                              ----------   ---------   --------
                                              $ (898,767)  $ 347,497   $274,398
                                              ==========   =========   ========


     Net deferred tax liabilities are comprised of the following:

                                                             1994        1993
                                                          ----------   --------
     Noncurrent assets:
       Net operating loss carryforwards
         and alternative minimum
         tax credits .................................    $3,555,518   $259,519
       Estimated losses on uncompleted
         contracts ...................................       121,233
       Deferred compensation .........................        25,833     89,222
       Other .........................................        74,093    183,044
                                                          ----------   --------
     Total noncurrent assets .........................    $3,776,677   $531,785
                                                          ----------   --------

                                                          1994          1993
                                                      -----------   -----------
     Noncurrent liabilities:
       Depreciation ................................  $(1,210,067)  $(1,206,832)
       Purchase accounting adjustments .............     (201,280)     (223,720)
                                                      -----------   -----------
     Total noncurrent liabilities ..................   (1,411,347)   (1,430,552)
                                                      -----------   -----------
     Noncurrent deferred tax assets
       (liabilities), net ..........................    2,365,330      (898,767)
                                                      -----------   -----------
     Valuation allowance ...........................   (2,365,330)
                                                      -----------   -----------
     Total .........................................  $         0   $  (898,767)
                                                      ===========   ===========


     The Company has approximately $8,626,000 of federal and $5,743,000 of state net operating loss carryforwards and approximately $253,000 of alternative minimum tax credits remaining at June 30, 1994, which give rise to a deferred tax asset. Utilization of the net operating loss carryforwards and alternative minimum tax credits to offset future taxable income within the carryforward period under existing tax laws and regulations is not considered likely. Therefore, a valuation allowance against the deferred tax asset is necessary at June 30, 1994. The net operating loss carryforwards expire in 2007. The alternative minimum tax credits do not expire.

12. Supplemental Profit and Loss Information

     Included in costs and expenses are the following:

                                                  1994       1993       1992
                                                --------   --------   --------
     Taxes, other than payroll taxes
       (principally property taxes) ..........  $508,992   $358,191   $344,220
     Research and development ................  $297,507   $ 20,317   $ 28,700

     Advertising and maintenance and repairs are less than 1% of revenues for all periods presented.

13. Retirement Plan

     The Company has a defined contribution 401(k) retirement plan for all employees who have been employed for a minimum of six months. Under the terms of the plan, the Company, at the discretion of the Board of Directors, contributes up to 50% of the employees' voluntary contributions which are limited to 6% of gross salaries. The Company's matching contributions to the plan for the years ended June 30, 1994, 1993 and 1992 were $147,000, $143,000 and $94,000, respectively.

     During 1992, the Company entered into employment and consulting agreements with its four senior officers, which provide for post-employment deferred compensation benefits and consulting fees upon expiration of the employment term for periods ranging from 4 to 7-1/2 years. The Company is accruing the deferred compensation element of the contracts over the employment periods. Costs charged to operations for the years ended June 30, 1994, 1993 and 1992 were $19,458, $164,784 and $97,633, respectively. The Company is not presently funding this liability.

     As of June 30, 1994, three of the officers have retired. Two of the officers are presently receiving payments under the employment and consulting agreements totaling approximately $18,000 per month. The third officer received a lump sum settlement of his employment and consulting agreement of $125,000 in May 1994.

     If the employment periods are not extended at the end of their terms, the aggregate commitments under the agreements are as follows for subsequent years ended June 30:

                     1995 ..................  $  238,914
                     1996 ..................     282,816
                     1997 ..................     251,196
                     1998 ..................     153,690
                     1999 ..................      87,804
                     Thereafter ............     263,412
                                              ----------
                     Total .................  $1,277,832
                                              ==========

14. Commitments and Contingency

Leases:
-------

     The Company leases its current office and manufacturing facility in Melbourne, Florida under a 20-year operating lease agreement at an annual rent of approximately $982,000 at June 30, 1994. The agreement contains renewal options and a provision for annual rental increases contingent on increases in the Consumer Price Index. The Alliance, Ohio facility is under a 5-year operating lease agreement at an annual rent of approximately $150,000 at June 30, 1994. The agreement also contains renewal options.

     Rent expense for the years ended June 30, 1994, 1993 and 1992 was approximately $1,171,000, 1,066,000 and $951,000, respectively.

Contingency:
------------

     UVS is the subject of a U.S. Government investigation of certain business and reporting practices from which civil, criminal or administrative proceedings could result. Those proceedings, if pursued, could involve claims by the Government for damages as well as fines and penalties. Based upon Government procurement regulations, a contractor can be suspended or debarred from Government contracts if proceedings result from such investigation.

     The Company is not able to determine, at this early stage of the investigation, whether the outcome of the Govemment's investigation will have a materially adverse effect on its consolidated financial statements.

I5. Business Segments and Geographic Region Information

     Opto Mechanik, Inc. and Universal Vision Systems, Inc. are engaged in the development, manufacture and sale of sophisticated sighting systems and day vision periscopes designed for military application and use. Defense Marketing and Trading, Inc. was a consulting and sales representative to companies desirous of making sales of products and services to foreign governments. All significant intercompany accounts and transactions have been eliminated. Identifiable assets include primarily accounts receivable, inventories, and property and equipment. Amounts shown as operating income of the various industry segments reflect allocations of corporate general and administrative expenses.

Opto Mechanik, Inc. and
Universal Vision Systems, Inc. [in 1994 and 1993}
-------------------------------------------------

                                             1994         1993          1992
                                         -----------   -----------   -----------

Revenues ..............................  $18,923,323   $35,315,784   $25,647,049
Operating income (loss) ...............  $(8,394,382)  $ 2,486,614   $ 1,404,263
Depreciation ..........................  $ 1,314,629   $ 1,162,505   $   895,391
Capital expenditures ..................  $ 2,359,210   $ 2,213,213   $   357,713
Identifiable assets (excluding
  intercompany payable/receivable) ....  $25,991,371   $26,631,532   $21,347,741

Defense Marketing and
Trading, Inc. (dissolved in 1994}
---------------------------------

Revenues ...........................................   $ 1,883,024   $ 6,974,638
Operating income (loss) ............................   $   (68,896)  $   236,982
Depreciation .......................................   $        --   $        --
Capital expenditures ...............................   $        --   $        --
Identifiable assets (excluding
  intercompany payable/receivable) .................   $    13,389   $ 2,293,053

     The risks of doing business outside the United States, which management believes are minimal, included expropriation and restrictive action by local governments.

     Revenues and gross profit by geographic region for the years ended June 30, are as follows:

                                          1994           1993           1992
                                      -----------    -----------    -----------
Sales:
  United States ...................   $13,987,593    $34,766,549    $25,557,567
  Middle East .....................     3,614,388      2,295,528      7,003,671
  Canada ..........................        32,269         47,374          8,869
  Europe ..........................       876,972         89,357         51,580
  Asia ............................       412,101
                                      -----------    -----------    -----------
    TOTAL .........................   $18,923,323    $37,198,808    $32,621,687
                                      ===========    ===========    ===========


Gross profit (loss):
  United States ...................   $(3,437,445)   $ 6,371,225    $ 4,339,233
  Middle East .....................       784,945        (90,415)       435,655
  Canada ..........................        14,669         19,442          5,897
  Europe ..........................       166,081         39,730          4,167
  Asia ............................       142,111
                                      -----------    -----------    -----------
    TOTAL .........................   $(2,329,639)   $ 6,339,982    $ 4,784,952
                                      ===========    ===========    ===========

16. Quarterly Data (Unaudited)

                              June 30,     March 31,    Dec. 31,     Sept. 30,     June 30,     March 31,    Dec. 31,     Sept. 30,
                                1994         1994         1993         1993          1993         1993         1992         1992
                                              (3)          (2)          (1)
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Operating revenues           $6,171,146   $4,078,160   $3,784,709   $4,889,308   $10,122,365   $9,902,894   $9,219,347   $7,954,202
Cost and Expenses             6,861,792    5,107,825    8,126,476    7,221,612     9,160,658    9,347,675    8,732,763    7,539,994
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Income (loss) from
  operations .............     (690,646)  (1,029,665)  (4,341,767)  (2,332,304)      961,707      555,219      486,584      414,208
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Other income (expense) ....     537,958                     1,318                   (120,102)       1,000        7,510          910
Interest expense .........     (241,528)    (173,880)    (316,759)    (239,240)     (191,454)    (184,469)    (180,140)    (177,655)
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Other income (expense)--
  net ....................      296,430     (173,880)    (315,441)    (239,240)     (311,556)    (183,469)    (172,630)    (176,745)
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Income (loss) before
  income taxes ...........     (394,216)  (1,203,545)  (4,657,208)  (2,571,544)      650,151      371,750      313,954      237,463
Provision for income
  taxes (tax benefit) ....                               (178,767)    (720,000)      241,434      106,581      109,119       78,363
                             ----------  -----------  -----------  -----------   -----------   ----------   ----------   ----------
Net income (loss) ........   $ (394,216) $(1,203,545) $(4,478,441) $(1,851,544)  $   408,717   $  265,169   $  204,835   $  159,100
                             ==========  ===========  ===========  ===========   ===========   ==========   ==========   ==========

Earnings (loss) per
  common share ...........   $     (.18) $      (.55) $     (2.04) $      (.85)  $       .19   $      .12   $      .09   $      .07
                             ==========  ===========  ===========  ===========   ===========   ==========   ==========   ==========
Average weighted shares
  outstanding ............    2,189,102    2,189,102    2,189,102    2,189,102     2,189,102    2,189,102    2,189,102    2,189,102
                             ==========  ===========  ===========  ===========   ===========   ==========   ==========   ==========
-----------

(1) Operating revenues for the September 30, 1993 quarter have been reduced by approximately $516,000 from the amount previously reported on Form 10-Q to correct errors in revenue recognition. The September 30, 1993 Form 10-Q will be amended to correct these errors.

(2) Operating revenues for the December 31, 1993 quarter have been reduced by approximately $1,412,000 from the amount previously reported on Form 10-Q to correct errors in revenue recognition. Tax benefit for this quarter has been increased by approximately $151,000 from the amount previously reported on Form 10-Q to correct errors in the computation of the tax benefit. The December 31, 1993 Form 10-Q will be amended to correct these errors.

(3) Operating revenues for the March 31, 1994 quarter have been reduced by approximately $1,293,000 from the amount previously reported on Form 10-Q to correct errors in revenue recognition. The March 31, 1994 Form 10-Q will be amended to correct these errors.
